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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 20, 2001

                               -------------------

                         Concentra Operating Corporation
             (Exact name of Registrant as specified in its charter)

               Nevada                     001-15699                75-2822620
          (State or other          (Commission File Number)     (I.R.S. Employer
   jurisdiction of incorporation)                                 Identification
                                                                      Number)

        5080 Spectrum Drive
       Suite 400 - West Tower                                          75001
           Addison, Texas                                           (Zip code)
       (Address of principal
         executive offices)



       Registrant's telephone number, including area code: (972) 364-8000

                                 Not Applicable
                  (former address if changed since last report)


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Item 2. Acquisition or Disposition of Assets

         On November 20, 2001, Concentra Inc. ("Concentra Holding") acquired all of the outstanding shares of capital stock of National Healthcare Resources, Inc. ("NHR"), a privately-held company located in New York City, in a transaction valued at $141 million. Under the terms of the transaction, Concentra Holding issued approximately $81.5 million of its common stock and approximately $1.0 million in cash to the shareholders of NHR in exchange for all of the outstanding shares of common stock of NHR. Concurrent with this acquisition, Concentra Holding contributed the capital stock of NHR to Concentra Operating Corporation's (the "Company") capital and repaid $58.5 million of NHR's indebtedness. This repayment was financed through the contribution of $19.5 million in equity to the Company from Concentra Holding's sale of new common stock, existing cash on hand, and by borrowing under the Company's existing revolving credit line. Because there has been no active trading market for Concentra Holding's common stock, the Board of Directors relied upon independent valuation analyses, internal financial analyses and negotiation with the principal shareholders of NHR to determine the fair value of the Company's common stock and number of shares to issue in the transaction.

         NHR, founded in 1992, provides care management and network services to the workers' compensation and auto insurance industries on a national level. NHR is a leading provider of outsourced claims management services to payors of worker's compensation, automobile related injury insurance, and disability insurance claims. NHR's businesses are complementary in nature to the Company's Case Management and Network Services businesses. NHR offers a model for managing the cost and care resulting from work-related injuries, automobile accidents, and general health-related events that cause absence in the workplace. Claims adjusters (typically working with insurance carriers and third party administrators) access these services to facilitate the recovery of the injured person, expedite the injured person's return to work, and control the costs associated with the claim. The services NHR provides are to facilitate an employee's return to work following a workplace injury or expedited recovery after an automobile injury. As a result, NHR is able to assist insurance companies and self-insured corporations to manage their total workers' compensation and automobile-related injury insurance claim costs. NHR had revenue of $110.6 million for the nine months ended September 30, 2001.

         The acquisition will be accounted for under the purchase method of accounting whereby assets and liabilities are "stepped-up" to fair value with the remainder allocated to goodwill. Because the Company is controlled by its largest stockholder, Welsh, Carson, Anderson & Stowe ("WCAS"), and because WCAS also owned a minority portion of NHR, the acquisition accounting is viewed as a reorganization of entities under common control. Accordingly, the historical costs of NHR's assets and liabilities will be utilized to the extent of WCAS' proportionate ownership interest in NHR. The Company will recognize NHR's historical earnings in proportion to WCAS' investment in NHR utilizing the equity method of accounting from August 1999, when WCAS acquired control of the Company, through the effective date of the acquisition. The Company will consolidate all of NHR's earnings after November 1, 2001, the date that the Company effectively controlled NHR.

         On November 12, 2001, Concentra Holding also completed the acquisition of all of the outstanding capital stock of Health Network Systems LLC ("HNS"), a privately-held company located in Naperville, Illinois, in a transaction valued at approximately $31 million. The transaction was fully financed through the sale of new equity in Concentra Holding. Under the terms of the transaction, Concentra Holding paid $30 million in cash and other consideration for HNS' capital stock. Concurrent with this acquisition, Concentra Holding contributed the capital stock of HNS and $1 million of cash to the Company, and the Company repaid approximately $1 million of indebtedness. HNS, founded in 1999, provides complementary network services such as provider bill re-pricing and provider data management for health plans and other payors working with multiple preferred provider organization networks. Steven E. Nelson, a Director of the Company and of Concentra Holding, is the President and Chief Executive Officer of HNS. Mr. Nelson and certain other Board members and members of management of the Company were investors in HNS. All of HNS's assets, including contracts, equipment, intangibles and goodwill, as well as all of its liabilities, have become those of the Company and will be recorded at fair value. HNS had revenue of $3.5 million for the nine months ended September 30, 2001. The effective date of the acquisition is November 1,


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2001. Financial statements for HNS will not be provided because HNS is not considered a significant business as defined by Article 11-01(b) of Regulation S-X.

Item 7. Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

     Financial statements will be provided by amendment to this Current Report by February 4, 2002.

(b)  Pro forma financial information

     Pro forma financial information will be provided by amendment to this Current Report by February 4, 2002.

(c)  Exhibits

2.1 Agreement and Plan of Merger by and among Concentra Inc., NHR Acquisition Company, Inc. and National Healthcare Resources, Inc. dated as of November 2, 2001 (incorporated by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

99.1     Press Release of the Registrant dated November 12, 2001.

99.2     Press Release of the Registrant dated November 20, 2001.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CONCENTRA OPERATING CORPORATION
                                      (Registrant)


                                      By:    /s/ Richard A. Parr II
                                             -----------------------------------
                                      Name:  Richard A. Parr II

                                      Title: Executive Vice President, General
                                             Counsel & Secretary

Date:  December 4, 2001


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER

2.1 Agreement and Plan of Merger by and among Concentra Inc., NHR Acquisition Company, Inc. and National Healthcare Resources, Inc. dated as of November 2, 2001 (incorporated by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

99.1     Press Release of the Registrant dated November 12, 2001.

99.2     Press Release of the Registrant dated November 20, 2001.



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